UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):	January 6, 2022

Wireless Telecom Group, Inc.

(Exact Name of Registrant as Specified in Its Charter)

New Jersey

(State or Other Jurisdiction of Incorporation)

001-11916	22-2582295
(Commission File Number)	(IRS Employer Identification No.)

25 Eastmans Road
Parsippany, New Jersey	07054
(Address of Principal Executive Offices)	(Zip Code)

(973) 386-9696

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock	WTT	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amendment of Whelan Employment Agreement.

On January 6, 2022, the Compensation Committee (the “Compensation Committee”) of the Board of Directors of Wireless Telecom Group, Inc. (the “Company”) approved certain amendments to that certain Employment Agreement between the Company and Timothy Whelan, the Company’s Chief Executive Officer, dated June 30, 2016 (the “Employment Agreement”). The Compensation Committee extended the term of the Employment Agreement through December 31, 2023 and increased Mr. Whelan’s bonus target from $200,000 in 2021 to $250,000 for 2022. The Compensation Committee also granted Mr. Whelan 125,000 shares of restricted stock which vest annually over two years under the Company’s 2021 Long-Term Incentive Plan.

The Employment Agreement amendment increased Mr. Whelan’s severance benefits from twelve (12) months to fifteen (15) months and provided for a fixed, rather than discretionary severance bonus. As a result, if Mr. Whelan’s employment is terminated by the Company without cause, upon a change of control or by Mr. Whelan for good reason (as such terms are defined in the Employment Agreement), in each case, subject to Mr. Whelan’s compliance with certain conditions, the Employment Agreement amendment provides that Mr. Whelan is entitled to: (i) severance in an amount equal to the sum of fifteen (15) months of his salary as in effect immediately prior to the date of termination, which is payable in equal installments over a period of fifteen (15) months, and (ii) cash in an amount equal to Mr. Whelan’s annual cash incentive award opportunity for the applicable year (the “Cash Bonus”), among other things set forth in the Employment Agreement.

Under the Employment Agreement amendment, Mr. Whelan is entitled to participate in such health, group insurance, welfare, pension, and other employee benefit plans, programs and arrangements as are made generally available from time to time to senior executives of the Company during the term of his severance period.

Amendment of Kandell Employment Arrangement and Termination Agreement. The Compensation Committee also approved certain amendments to the terms of its employment arrangement and termination agreement with Michael Kandell, the Company’s Chief Financial Officer. The Compensation Committee increased Mr. Kandell’s base salary from $242,500 in 2021 to $260,000 for 2022 and also increased Mr. Kandell’s bonus target from $100,000 in 2021 to $150,000 for 2022. The Compensation Committee also granted Mr. Kandell 75,000 shares of restricted stock which vest annually over two years under the Company’s 2021 Long-Term Incentive Plan.

The employment arrangement amendment increased Mr. Kandell’s severance benefits from nine (9) months to twelve (12) months and provided for a fixed, rather than discretionary severance bonus. As a result, if Mr. Kandell’s employment is terminated by the Company for a reason other than death, Disability or Cause, or should Mr. Kandell resign for Good Reason (as defined in the Company’s 2021 Long-Term Incentive Plan), then, subject to signing and not revoking a general release in a form acceptable to the Company, Mr. Kandell will be paid: (i) severance in an amount equal to the sum of twelve (12) months of his salary as in effect immediately prior to the date of termination, which is payable in equal installments over a period of twelve (12) months, and (ii) cash in an amount equal to Mr. Kandell’s annual cash incentive award opportunity for the applicable year (the “Cash Bonus”), among other benefits under the employment arrangement.

Under the employment arrangement amendment, Mr. Kandell is entitled to participate in such health, group insurance, welfare, pension, and other employee benefit plans, programs and arrangements as are made generally available from time to time to senior executives of the Company during the term of his severance period.

Amendment of Monopoli Employment Arrangement and Termination Agreement. The Compensation Committee also approved certain amendments to the terms of its employment arrangement and termination agreement with Daniel Monopoli. In connection with the previously disclosed sale of the Company’s Microlab business and the resulting reorganization of the Company around two operating segments, Test & Measurement (“T&M”) and Radio, Baseband, Software (“RBS”), Mr. Monopoli’s role is being changed from the Company’s Chief Technology Officer to Senior Vice President, General Manager of the T&M segment. The Compensation Committee increased Mr. Monopoli’s base salary from $235,000 in 2021 to $260,000 for 2022 and also increased Mr. Monopoli’s bonus target from $100,000 in 2021 to $150,000 for 2022. The Compensation Committee also granted Mr. Monopoli 50,000 shares of restricted stock which vest annually over two years under the Company’s 2021 Long-Term Incentive Plan.

The employment arrangement amendment increased Mr. Monopoli’s severance benefits from six (6) months to nine (9) months and provided for a fixed, rather than discretionary severance bonus. As a result, if Mr. Monopoli’s employment is terminated by the Company for a reason other than death, Disability or Cause, or should Mr. Monopoli resign for Good Reason (as defined in the Company’s 2021 Long-Term Incentive Plan), then, subject to signing and not revoking a general release in a form acceptable to the Company, Mr. Monopoli will be paid: (i) severance in an amount equal to the sum of nine (9) months of his salary as in effect immediately prior to the date of termination, which is payable in equal installments over a period of nine (9) months, and (ii) cash in an amount equal to Mr. Monopoli’s annual cash incentive award opportunity for the applicable year (the “Cash Bonus”), among other benefits under the employment arrangement.

Under the employment arrangement amendment, Mr. Monopoli is entitled to participate in such health, group insurance, welfare, pension, and other employee benefit plans, programs and arrangements as are made generally available from time to time to senior executives of the Company during the term of his severance period.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits. The following exhibits are filed as a part of this report.

Exhibit No.	Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WIRELESS TELECOM GROUP, INC.

Date: January 7, 2022	By:	/s/ Michael Kandell
Michael Kandell
Chief Financial Officer